                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of RCN Corporation of our report dated February 5, 1999 covering 21st Century Telecom Group, Inc.'s consolidated financial statements as of December 31, 1998 and March 31, 1998 and the results of its operations and its cash flows for the nine months ended December 31, 1998 and for each of the two years in the period ended March 31, 1998, appearing in 21st Century's Transitional Report on Form 10-K for the transitional period ended December 31, 1998 and included in RCN's Form 8-K filed December 17, 1999. We also consent to the incorporation by reference in such Registration Statement of our report dated May 15, 1998 covering 21st Century Telecom Group, Inc.'s consolidated financial statements as of March 31, 1998 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998 included in 21st Century's annual report on Form 10-K for the fiscal year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                ARTHUR ANDERSEN LLP

                                                /S/ ARTHUR ANDERSEN LLP
                                                --------------------------------
Chicago, Illinois
February 8, 2000